Exhibit 1.1

VISTEK LIMITED

[●] Ordinary Shares

UNDERWRITING AGREEMENT

Bancroft Capital, LLC

501 Office Center Drive, Suite 130

Fort Washington, PA 19034

As Sole Underwriter named in Schedule I hereto

[●], 2025

Ladies and Gentlemen:

Vistek Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), agrees, subject to the terms and conditions in this agreement (this “Agreement”), to issue and sell to Bancroft Capital, LLC (the “Underwriter”) an aggregate of [●] ordinary shares (the “Company Firm Shares”), par value US$0.001 per share, of the Company (the “Ordinary Shares”), and certain shareholder of the Company listed in Schedule II hereto (collectively, the “Selling Shareholder”) agree, severally and not jointly, subject to the terms and conditions herein, to sell to the Underwriter an aggregate of [●] Ordinary Shares (the “Selling Shareholder Firm Shares” and, collectively with the Company Firm Shares, the “Firm Shares” or the “Shares”). The number of Shares to be sold by the Selling Shareholder is set forth opposite its name in Schedule II hereto.

Definitions

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means 4:30 PM Eastern Standard time on the date of this Agreement when the first time that sales of the Shares are made by the Underwriter.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

“Business day” means a day on which the Exchange (as defined herein) is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Company Stock Plan” means any stock-based compensation plans of the Company and its subsidiaries.

“Emerging Growth Company” means an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

“Environmental Laws” means any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

“Exchange” means the Nasdaq Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“GAAP” means accounting principles generally accepted in the United States of America.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time at which the Commission declared the Registration Statement effective.

“Pricing Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth in Schedule IV hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement at the time at which the Commission declared the Registration Statement effective.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or any dealer.

“Registration Statement” means (a) the registration statement on Form F-1 (File No. 333-[●]), including a prospectus, registering the offer and sale of the Shares under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Pricing Prospectus,” “Pricing Disclosure Package,” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company.

The Company hereby represents and warrants to, and agrees with, the Underwriter that:

(a) Registration Statement.

(i) The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement effective under the Securities Act, and the Company has not, as of the date of this Agreement, filed a post-effective amendment to the Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission.

(ii) The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto) or any Issuer Free Writing Prospectus, it being understood and agreed that the only such Underwriter Information (as defined herein) furnished by the Underwriter consists of the information specifically identified in Section 9(c) hereof.

(iii) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (as defined below), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(c) Final Prospectus.

(i) Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date, will comply in all material respects with the Securities Act.

(d) Preliminary Prospectuses.

(i) Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, complied in all material respects with the Securities Act.

(e) Issuer Free Writing Prospectuses.

(i) Each Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the Securities Act.

(iii) The Company has filed, or will file, with the Commission, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Shares.

(iv) Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule IV hereto and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Underwriter, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus.

(f) No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus and each Issuer Free Writing Prospectus set forth in Schedule IV hereto, the Company (including its agents and representatives, other than the Underwriter, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

(g) Ineligible Issuer and Foreign Private Issuer. At the time of filing the Registration Statement and any amendment thereto and at the date hereof, the Company (i) was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), and (ii) was and is (x) a “foreign private issuer” within the meaning of Rule 405 under the Securities Act and (y) eligible to register the offer and sale of the Shares on Form F-1 adopted by the Commission.

(h) Emerging Growth Company. From the time of the initial confidential submission of the registration statement relating to the Shares to the Commission through the date hereof, the Company has been and is an Emerging Growth Company.

(i) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability, (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations and (iii) otherwise set out in any Cayman Islands legal opinion delivered hereunder.

(k) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto), since the date of the most recent audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders’ equity, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) there has been no change in the share capital (other than the issuance of ordinary shares upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of share options, restricted share units or warrants described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, considered as one entity; and (iii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as one entity; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of shares or repurchase or redemption by the Company or any of its subsidiaries of any class of shares.

(l) Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing (or equivalent) under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing (or equivalent) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to be in good standing, to be so qualified or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(m) Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization.” All of the outstanding shares of the Company (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued and are fully paid and non-assessable. The Company Firm Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). None of the outstanding shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding shares of, or other equity interest in, each of the Company’s subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are wholly-owned by the Company, directly or indirectly through the Company’s subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no restrictions on transfer of the Ordinary Shares under the laws of the Cayman Islands, Singapore or the United States.

(n) Stock Plans. With respect to the stock options, if any (the “Stock Options”), granted pursuant to the Company stock plans, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company’s knowledge, was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company stock plans, the Exchange Act and the rules of any exchange on which the Company’s securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its memorandum and articles of association, charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Company Firm Shares, (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the memorandum and articles of association, charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of shareholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (y) and (z) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Company Firm Shares; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (x) have already been obtained or made or will have been obtained or made by the effective date of the Registration Statement and or will on such effective date be in full force and effect, (y) may be required by FINRA, and (z) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Company Firm Shares by the Underwriter other than the approval by the Exchange of the listing of the Company’s ordinary shares including the Firm Shares.

(r) Independent Accountants. Onestop Assurance PAC, which expressed its opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(s) Financial Statements and Other Financial Data. The consolidated financial statements (including the related notes thereto) included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply with the applicable requirements of the Securities Act and present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such consolidated financial statements and notes have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Summary Consolidated Financial and Other Data” and “Capitalization” present fairly the information set forth therein on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The pro forma consolidated financial information included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus presents fairly the information set forth therein and have been prepared in accordance with the applicable requirements of the Securities Act and the Commission’s rules and guidance with respect to pro forma financial information; the assumptions used in the preparation thereof are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and the related pro forma adjustments are appropriate to give effect to the assumptions used in the preparation thereof and the transactions and circumstances referred to therein.

(t) Statistical and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources engaged by the Company and that the Company in good faith believes to be accurate and reliable and such data agrees with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(u) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v) Legal Proceedings. (i) Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and (ii) to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others.

(w) Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated that would, individually or in the aggregate, have a Material Adverse Effect.

(x) Intellectual Property Rights. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, and other source indicators and registrations and applications for registration thereof, domain name registrations, copyrights and registrations and applications for registration thereof, technology and know-how, trade secrets, and all other intellectual property and related proprietary rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses; (ii) neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as would not have a Material Adverse Effect; and (iii) to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

(y) Licenses and Permits. (i) The Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, “Authorizations”) issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Title to Property. Neither the Company nor any of its subsidiaries own any real property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 1(x)) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(aa) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP or IFRS, as applicable, have been created in the consolidated financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the consolidated financial statements of the Company referred to in Section 1(s) are adequate, in accordance with GAAP, to meet any assessments for any taxes of the Company accruing through the end of the last fiscal year specified in such consolidated financial statements. The Company has not filed an election with the United States Internal Revenue Service to be classified for U.S. federal income tax purposes as anything other than an association taxable as a corporation.

(bb) No Stamp or Transaction Taxes. No stamp, registration, issuance or other transfer taxes or duties are payable by or on behalf of the Underwriter in connection with: (A) the sale, transfer or delivery by the Company of the Shares to or for the account of the Underwriter, (B) the sale, transfer or delivery by the Underwriter of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement or (C) the execution and delivery of and performance under this Agreement.

(cc) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company does not expect to be a passive foreign investment company (as defined in Section 1297 of the Code) for its current taxable year or in the foreseeable future.

(dd) Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Company Firm Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be required to register as an “investment company” (as defined in the Investment Company Act).

(ee) Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions in such amounts, with such deductibles and covering such losses and risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries. All insurance policies and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ff) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(gg) Compliance with the Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, its officers and directors, in their capacities as such, are and have been in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(hh) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective (it being understood that the Company is not required as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act), and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated). Since the date of the most recent consolidated balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company’s auditors and the audit committee of the board of directors of the Company have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which would adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that would adversely affect, such internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(ii) Disclosure Controls and Procedures. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, the Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(jj) Margin Rules. Neither the issuance, sale and delivery of the Company Firm Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(kk) Compliance with Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all Environmental Laws (as defined below) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses; and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, In addition, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of will be imposed; (y) none of the Company or any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (z) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(ll) ERISA. The Company has no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of any “Controlled Group” (as defined as any organization which is a member of such controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”).

(mm) Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, other Affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(nn) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (w) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), (x) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (y) the Bribery Act 2010 of the United Kingdom, or (z) any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, any other applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (a “Company OFAC Person”), or is owned or controlled by a Company OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Russia and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Company OFAC Person (i) to fund or facilitate any activities of or business with any Company OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a violation by any Company OFAC Person (including any Company OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Company OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.

(qq) No Registration Rights. There are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

(rr) Disclosure; Accurate Summaries. The statements set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Enforceability of Civil Liabilities,” “Regulatory Environment,” “Related Party Transactions,” “Description of Share Capital,” “Certain Cayman Islands Company Considerations,” “Shares Eligible for Future Sale,” “Material Tax Considerations,” and “Underwriting,” and insofar as they purport to summarize the provisions of the laws, agreements and documents referred to therein, are accurate summaries of such laws, agreements, documents or proceedings. The Ordinary Shares (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(ss) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(tt) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(uu) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Company Firm Shares.

(vv) Exchange Listing. The Shares will be approved for listing on the Exchange by the Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Shares on the Exchange nor has the Company received any notification that the Exchange is contemplating revoking or withdrawing approval for listing of the Shares.

(ww) Proceedings to Enforce Agreement. The choice of New York law as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (a) which such court considers to be procedural in nature, (b) which are revenue or penal laws or (c) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States District Court for the Southern District of New York (the “New York Courts”) against the Company based upon this Agreement expressed to be governed by New York law under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(xx) Exchange Controls. The Company has the ability to lawfully pay solely and exclusively in US dollars any amounts which are, or may become, payable by it to the Underwriter under this Agreement.

(yy) Merger or Consolidation; Other Offerings. Except as disclosed in the Registration Statement, neither the Company nor any of its subsidiaries is a party to any memorandum of understanding, letter of intent, definitive agreement or similar agreement with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses. Except as disclosed in the Registration Statement the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz) IT Systems and Data. To the Company’s knowledge, there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), except where such security breach, attack or other compromise would not, individually or in the aggregate, have a Material Adverse Effect, and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach, attack or compromise to their IT Systems and Data. The Company has implemented, and requires that its third party vendors implement, adequate policies and commercially reasonable security regarding the collection, use, disclosure, retention, processing, transfer, confidentiality, integrity, and availability of personal data, and business proprietary or sensitive information, in its possession, custody, or control, or held or processed on its behalf and The Company and its subsidiaries have complied, and are presently in compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, except where such noncompliance with such laws, statutes, judgment, order, rule or regulations or internal policies or contractual obligations would not, individually or in the aggregate, have a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter with reference made to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

2. Representations and Warranties of the Selling Shareholder.

The Selling Shareholder represents and warrants to the Underwriter as follows:

(a) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(a) are limited to statements or omissions made in reliance upon and in conformity with information relating to any Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto), any Preliminary Prospectus or any Issuer Free Writing Prospectus (collectively, the “Selling Shareholder Information”).

(b) No Material Information. As of the date hereof and the Closing Date such Selling Shareholder is not and will not be aware of any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(c) No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and each Preliminary Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriter, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

(d) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes a valid and legally binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability, (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations and (iii) otherwise set out in any legal opinion in respect of such Selling Shareholder that may be delivered hereunder.

(e) Reserved.

(f) Lock-Up Agreement. If the Selling Shareholder is listed on Schedule III hereto, the Selling Shareholder has duly executed and delivered to the Company, for further delivery to the Underwriter, a lock-up agreement in the form of Exhibit A hereto (the “Lock-Up Agreement”).

(g) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by such Selling Shareholder, (ii) the sale and delivery of the Selling Shareholder Firm Shares by such Selling Shareholder, or (iii) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the memorandum and articles of association charter, by-laws or similar organizational documents of such Selling Shareholder or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of shareholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Shareholder or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which such Selling Shareholder or any of its subsidiaries is a party or by which such Selling Shareholder or any of its subsidiaries is bound or to which any property, right or asset of such Selling Shareholder or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to such Selling Shareholder or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any of their respective properties or assets.

(h) No Consents Required. No consent, approval, authorization, order, filing, license, registration or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency or body is required for (i) the execution, delivery and performance by such Selling Shareholder of this Agreement; (ii) the sale and delivery of the Selling Shareholder Firm Shares by such Selling Shareholder; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, licenses, registrations or qualifications as (x) have already been obtained or made and are still in full force and effect, (y) may be required by FINRA, and (z) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Selling Shareholder Firm Shares by the Underwriter.

(i) Valid Title.

(i) Such Selling Shareholder (x) now has, and at the Closing Date, will have, good and valid title to any Shares to be delivered by such Selling Shareholder hereunder, in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, equities, community property rights, restrictions on transfer or other claims; and (y) now has, and at the Closing Date, will have, full right, power and authority to effect the sale and delivery of such Shares or a security entitlement in respect of such Shares.

(ii) Upon payment of the purchase price for the Selling Shareholder Firm Shares, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee) in the share registry of the Company, and the crediting of such Shares on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the UCC) to such Shares)), (x) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” (as defined in Section 8-102 of the UCC) in respect of such Shares and (y) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (u) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case, on the Company’s share registry in accordance with its memorandum and articles of association and applicable law, (v) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102 of the UCC), (w) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC, (x) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (y) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (z) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(iii) Any certificated Shares to be sold by such Selling Shareholder are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the UCC. Certificates for all such certificated Shares to be sold by such Selling Shareholder, accompanied by duly executed instruments of transfer in blank with signatures guaranteed, shall be delivered to the Underwriter pursuant to this Agreement prior to the applicable Closing Date.

(j) No Stabilization or Manipulation. None of such Selling Shareholder, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(k) No Unlawful Contributions or Other Payments. Neither such Selling Shareholder nor any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (w) the FCPA, (x) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (y) the Bribery Act 2010 of the United Kingdom or (z) any other non-U.S. anti-bribery or anti-corruption statute or regulation. Such Selling Shareholder and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(l) Compliance with Anti-Money Laundering Laws. The operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(m) Compliance with OFAC. Neither such Selling Shareholder nor any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any director, officer, agent, employee or Affiliate of such Selling Shareholder or any of its subsidiaries is an individual or entity (a “Selling Shareholder OFAC Person”), or is owned or controlled by a Selling Shareholder OFAC Person, that is currently the subject or target of any Sanctions, nor is such Selling Shareholder or any of its subsidiaries located, organized or resident in a Sanctioned Country; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Selling Shareholder OFAC Person (i) to fund or facilitate any activities of or business with any Selling Shareholder OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a violation by any Selling Shareholder OFAC Person (including any Selling Shareholder OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since such Selling Shareholder’s inception, such Selling Shareholder and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Selling Shareholder OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.

(n) No Broker’s Fees. Such Selling Shareholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Selling Shareholder Firm Shares.

(o) FINRA. There are no associations or affiliations between any member of FINRA and such Selling Shareholder or any affiliate of such Selling Shareholder, except as previously disclosed in writing to the Underwriter.

(p) No Stamp or Transaction Taxes. No stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter in connection with: (A) the sale, transfer or delivery by such Selling Shareholder of the Shares to or for the account of the Underwriter, (B) the sale, transfer or delivery by the Underwriter of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement or (C) the execution and delivery of and performance under this Agreement.

(q) Company Representations and Warranties. Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, such Selling Shareholder (x) has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not true and correct, (y) is familiar with the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and (z) has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, which has materially adversely affected or may materially adversely affect the business of the Company or any of its subsidiaries.

Any certificate signed by an officer of a Selling Shareholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriter as to the matters set forth therein.

3. Purchase and Resale.

(a) Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants herein, and subject to the conditions herein and any adjustments made in accordance with 3(b) hereof:

(i) The Company agrees to allot, issue and sell the Company Firm Shares to the Underwriter.

(ii) The Selling Shareholder agrees to sell the number of Selling Shareholder Firm Shares set forth opposite such Selling Shareholder’s name in Schedule II hereto to the Underwriter.

(iii) The Underwriter agrees to purchase from the Company and the Selling Shareholder all of the Firm Shares, subject to such adjustments the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(iv) The purchase price per Firm Share to be paid by the Underwriter to the Company and the Selling Shareholder shall be $[●] (the “Purchase Price”) (92.5% of the per Firm Share public offering price); provided, however, that the Purchase Price per Firm Share in respect of Firm Shares allocated and sold by the Underwriter to any Referred Investor (as defined below) in the offering pursuant to this Agreement shall be $[●] (95.5% of the per Firm Share public offering price). “Referred Investors” means prospective investors, if any, that the Company and the Underwriter agree were first referred to the Underwriter directly by the Company and which are listed on Schedule V hereto. Any sales by the Underwriter of Firm Shares to Referred Investors shall first constitute sales of Company Firm Shares and (only if the number of Firm Shares sold to Referred Investors exceeds the number of Company Firm Shares sold in the offering) then constitute sales of Selling Shareholder Firm Shares.

(v) Payment for the Firm Shares (the “Firm Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Shareholder to the Underwriter at [●] Eastern Time on [●], 2025, or at such other place on the same or such other date and time, not later than the fifth business day thereafter, as the Underwriter, the Company and the Selling Shareholder may agree upon in writing (the “Closing Date”). The Firm Shares Payment shall be made against delivery of the Firm Shares to be purchased on the Closing Date to the Underwriter for the account of the Underwriter, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Firm Shares duly paid by the Company and the Selling Shareholder. Delivery of the Firm Shares shall be made through the facilities of DTC, unless the Underwriter shall otherwise instruct.

(b) Selling Shareholder Default. If on the Closing Date the Selling Shareholder fails to sell and deliver any Selling Shareholder Firm Shares, the Underwriter may at its option, by written notice from the Underwriter to the Company and the Selling Shareholder:

(i) terminate this Agreement as to the Underwriter’s obligation regarding such Selling Shareholder Firm Shares without any liability on the part of the Underwriter;

(ii) postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or any other documents or arrangements may be effected; or

(iii) elect to increase the aggregate number of Company Firm Shares by up to an amount equal to the number of Selling Shareholder Firm Shares that such Selling Shareholder has failed to so sell and deliver.

(c) Public Offering. The Company and the Selling Shareholder understand that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the reasonable judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company and the Selling Shareholder acknowledge and agree that the Underwriter may offer and sell Shares to or through any Affiliate of the Underwriter.

(d) Underwriter’s Sole Discretion. The Company and the Selling Shareholder acknowledge and agree that the Underwriter shall have sole discretion with respect to the allocation of Shares to be sold to the public in the offering contemplated by this Agreement. Without limiting the generality of the foregoing, the identification of Referred Investors, if any, by the Company shall not constitute a “directed share program” and the Underwriter shall have no obligation to reserve any number of Shares for sale in the offering to Referred Investors. Other than providing the identity and contact information of the Referred Investors to the Underwriter, the Company has not and will not directly or indirectly (other than through the Underwriter) distribute any offering material or otherwise engage in activities that constitute an offer of Shares to Referred Investors.

4. Covenants of the Company. The Company hereby covenants and agrees with the Underwriter as follows:

(a) Filings with the Commission. The Company will:

(i) prepare and file the Final Prospectus (in a form approved by the Underwriter and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii) file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii) file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(b) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing:

(i) when the Registration Statement has become effective;

(ii) when the Final Prospectus has been filed with the Commission;

(iii) when any amendment to the Registration Statement has been filed or becomes effective;

(iv) when any Rule 462(b) Registration Statement has been filed with the Commission;

(v) when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus or any amendment to the Final Prospectus has been filed or distributed;

(vi) of (x) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, (y) the receipt of any comments from the Commission relating to the Registration Statement or (z) any other request by the Commission for any additional information;

(vii) of (x) the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or (y) the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act;

(viii) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;

(ix) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening for that purpose; and

(x) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

(c) Orders and Notices. The Company will use its commercially reasonable efforts to prevent the issuance of any order or notice described in Sections 4(b)(vii), 4(b)(ix) or 4(b)(x); and, if any such order or notice is issued, will obtain as soon as possible the withdrawal thereof.

(d) Ongoing Compliance.

(i) If during the Prospectus Delivery Period:

(A) any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading, the Company will, as soon as reasonably possible, notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading; or

(B) it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will, as soon as reasonably possible, notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Final Prospectus as may be necessary so that the Final Prospectus will comply with applicable law; and

(ii) if at any time prior to the Closing Date:

(A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading; or

(B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the Pricing Disclosure Package will comply with applicable law.

(e) Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Rule 462(b) Registration Statement or (y) any amendment or supplement to the Registration Statement or the Final Prospectus, or (iii) distributing any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement for review and will not use, authorize, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement (A) to which the Underwriter objects in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(f) Delivery of Copies. The Company will, upon request of the Underwriter, deliver, without charge, (i) to the Underwriter, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case, including all exhibits and consents filed therewith; and (ii) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request.

(g) Emerging Growth Company Status. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).

(h) Blue Sky Compliance. The Company will use its commercially reasonable efforts, with the Underwriter’s cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will use its commercially reasonable efforts, with the Underwriter’s cooperation, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders and the Underwriter to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Company Firm Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(k) Clear Market.

(i) For a period of 180 days after the date of the Final Prospectus (the “Lock-Up Period”), the Company, on behalf of itself and any successor entity, will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit or senior credit facility with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, for which a response to grant or deny such consent shall not be unreasonably delayed by the Underwriter.

(ii) The restrictions contained in Section 4(k)(i) hereof shall not apply to: (A) the Shares, (B) any Ordinary Shares issued under Company stock plans or warrants issued by the Company, in each case, described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (C) any options and other awards granted under a Company stock plan or Ordinary Shares issued pursuant to an any equity-based compensation plan, incentive plan, stock plan or dividend reinvestment plan, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or to be adopted and approved or to be adopted and approved by a majority of the disinterested directors of the Company (the “Equity Incentive Plan”) (D) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to an Equity Incentive Plan and (E) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (E) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Firm Shares pursuant hereto and (y) the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clauses (B), (C) and (E) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto.

(iii) If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in any Lock-Up Agreement (as defined herein) and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no covenant is given) will take, directly or indirectly, any action designed to or that constitutes or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Ordinary Shares on the Exchange in accordance with Regulation M.

(m) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Company Firm Shares in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

(n) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(o) Reports. For the period of two years from the date of this Agreement, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on EDGAR.

(p) Reserved.

(q) License. Upon request of the Underwriter, the Company shall furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the online offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(r) Right of First Refusal. Provided that the Company Firm Shares are sold in accordance with the terms of this Agreement, the Underwriter (or any Affiliate designated by the Underwriter) shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the Closing Date, to act as sole book-running manager, sole underwriter, exclusive placement agent, exclusive financial advisor or in any other similar capacity in the event the Company or any of its subsidiaries seeks to raise funds in the United States by means of a public offering of securities (including without limitation an at-the-market facility), a private placement of securities, or any other capital-raising financing of equity, equity-linked or debt securities (each, a “Subject Transaction”). The Company shall notify the Underwriter of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof to the Underwriter. If the Underwriter (or any Affiliate of the Underwriter) fails to exercise its Right of First Refusal with respect to any Subject Transaction within fifteen (15) business days after receipt of such written notice, then the Underwriter shall have no further claim or right with respect to the Subject Transaction. The Underwriter may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Underwriter shall not adversely affect the Underwriter’s Right of First Refusal with respect to any other Subject Transaction. If the Underwriter (on behalf of itself or any Affiliate) exercises its Right of First Refusal, the terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, reasonably satisfactory completion of due diligence by the Underwriter, market conditions, the absence of a material adverse change to the Company’s business, financial condition and prospects, approval of the Underwriter’s internal committee and any other conditions that the Underwriter may deem appropriate for transactions of such nature. The agreement governing any such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such transaction.

(s) Tail Financing. The Underwriter shall be entitled to cash compensation equal to seven and a half percent (7.5%) of the gross proceeds received by the Company from any public or private offering or other financing or capital raising transaction of any kind to the extent that such financing or capital is provided to the Company by any of the investors introduced to the Company by the Underwriter (the “Tail Investors”), if such financing is consummated at any time within the 12-month period following the date hereof (each such financing a “Tail Financing”). The Underwriter shall provide to the Company a list of such Tail Investors within fourteen (14) calendar days following the Closing Date. The Tail Financing may be terminated before the Closing Date by the Company for cause (“Cause”). As used herein, “Cause” shall mean a material breach by the Underwriter of this Agreement or a material failure by the Underwriter to provide the services as contemplated by this Agreement.

5. Covenants of the Selling Shareholder. During the Prospectus Delivery Period, the Selling Shareholder hereby covenants and agrees with the Underwriter as follows:

(a) Notice to the Underwriter. Such Selling Shareholder will advise the Underwriter promptly, and confirm such advice in writing, of:

(i) any change in the information relating to such Selling Shareholder in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus;

(ii) any Material Adverse Effect that comes to the attention of such Selling Shareholder; and

(iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus that comes to the attention of such Selling Shareholder.

(b) Tax Form. Such Selling Shareholder will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, together with all required attachments to such form (collectively, a “Tax Form”).

(c) No Stabilization or Manipulation. None of such Selling Shareholder, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no covenant is given) will take, directly or indirectly, any action designed to or that constitutes or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. Such Selling Shareholder acknowledges that the Underwriter may engage in passive market making transactions in the Ordinary Shares on the Exchange in accordance with Regulation M.

6. Covenants of the Underwriter. The Underwriter hereby covenants and agrees with the Company and the Selling Shareholder as follows:

(a) Underwriter Free Writing Prospectus. The Underwriter has not used, authorized the use of, referred to or participated in the planning for use of, and will not use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“Issuer Information”) that was not included in the Pricing Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Schedule IV hereto or prepared pursuant to Section 1(e)(iv) or Section 4(e) hereof (including any electronic road show), or (iii) any Free Writing Prospectus prepared by the Underwriter and approved by the Company in advance in writing.

(b) Section 8A Proceedings. The Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Shares and will promptly notify the Company and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period.

(c) Selling Restrictions. The Underwriter represents and agrees that all marketing activities conducted by the Underwriter in all foreign jurisdictions will comply with the relevant local legislation and regulations, in accordance with the Registration Statement.

7. Payment of Expenses.

(a) Company and Selling Shareholder Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholder agrees to pay or cause to be paid, in such proportions as they may agree among themselves, all costs and expenses incident to the offering and/or sale of the Shares, including, without limitation, (i) all expenses incident to the authorization, issuance, sale, preparation and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer, stamp and other taxes in connection with the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriter, (iii) all fees and expenses of the Company’s counsel (including local and special counsel), independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing or reproduction, and filing with the Commission of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, (v) all costs and expenses incurred in connection with the shipping and distribution (including postage, air freight charges and charges for packaging) of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, as may, in each case, be reasonably requested by the Underwriter for use in connection with the offering and/or sale of the Shares, (vi) all fees and expenses incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Shares for offer and sale under the securities laws of the several states of the United States or other jurisdictions as the Underwriter may request and the preparation, printing and distribution of a Blue Sky memorandum; (vii) all out-of-pocket accountable fees, expenses and disbursements incurred by the Underwriter in connection with the offer, sale or marketing of the Shares and performance of the Underwriter’s obligations hereunder, including without limitation, all out-of-pocket accountable travel and related expenses of the Underwriter, and for the avoidance of doubt, excluding any general overhead, salaries, supplies, or similar expenses of the Underwriter incurred in the normal conduct of business, which reimbursable accountable amount (excluding expenses related to blue sky and FINRA compliance), (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (ix) all expenses and application fees related to the registration of the Ordinary Shares under the Exchange Act and the listing of the Ordinary Shares, including the Shares, on the Exchange, (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, it being understood and agreed that except as provided in this Section 7(a) and Section 9 hereof, the Underwriter will pay all of the travel, lodging and other expenses of the Underwriter or any of its employees incurred in connection with the “road show,” (xi) the costs and charges of the transfer agent and the registrar for the Ordinary Shares, (xii) all application fees and fees and expenses of counsel for the Underwriter incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriter), (xiii) out-of-pocket clearing agent settlement and closing costs incurred by the Underwriter in connection with closing of the offering of the Shares, which reimbursable amount will not exceed $12,900 in the aggregate, (xiv) all other expenses incident to the performance by the Company and the Selling Shareholder of their respective other obligations under this Agreement, and (xv) up to $150,000 for the fees and expenses of the Underwriter’s legal counsel. The Company has heretofore paid to the Underwriter (or to the Underwriter’s legal counsel at the Underwriter’s direction) an aggregate of $30,000. Such advance(s) shall be applied against the aggregate reimbursable out-of-pocket accountable expense allowance of the Underwriter under clause (xv) of this Section 7(a), and any unused portion of the advance(s) will be returned to the Company to the extent not actually incurred.

(b) Non-Accountable Expense Allowance. In addition to the reimbursement of expenses contemplated under Section 7(a) above, the Underwriter shall be entitled to receive a non-accountable expense allowance equal to 1% of the gross proceeds from the sale of the Shares on the Closing Date.

(c) Underwriter Expenses. Except to the extent otherwise provided in this Section 7 or Section 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and expenses of its counsel, any stock transfer taxes on resale of any of the Shares held by it, and any advertising expenses connected with any offers they may make.

(d) Company and Selling Shareholder Reimbursement. The provisions of this Section 7 shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

8. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Firm Shares as provided herein on the Closing Date shall be subject to the timely performance by the Company and the Selling Shareholder of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Compliance; No Stop Order.

(i) The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

(ii) The Company shall have filed the Final Prospectus and each Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 4(a) hereof.

(iii) The Company shall have (A) disclosed to the Underwriter all requests by the Commission for additional information relating to the offer and sale of the Shares and (B) complied with such requests to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date, and the statements of the Company and its officers and of the Selling Shareholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Accountants’ Comfort Letters; CFO Certificates. On the date of this Agreement and on the Closing Date, (i) Onestop Assurance PAC shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) if requested by the Underwriter, the Company shall have furnished to the Underwriter certificates of the Company’s Chief Financial Officer, dated the respective dates of their delivery and addressed to the Underwriter, with respect to certain financial data contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Underwriter.

(d) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date (i) no downgrading shall have occurred in any rating accorded to the Company or any of its subsidiaries or any debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act); and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company or any of its subsidiaries or any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than any announcement with positive implications of a possible upgrading).

(e) No Material Adverse Change. No event or condition of a type described in Section 1(k) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), the effect of which in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(f) Opinion and Negative Assurance Letter of U.S. Counsel to the Company. Ortoli Rosenstadt LLP, U.S. counsel to the Company, shall have furnished to the Underwriter, at the request of the Company, its (i) written opinion, addressed to the Underwriter and dated the Closing Date and (ii) negative assurance letter, addressed to the Underwriter and dated the Closing Date in form and substance reasonably satisfactory to the Underwriter.

(g) Opinion of Cayman Islands Counsel to the Company. Travers Thorp Alberga, special Cayman Islands legal counsel to the Company, shall have furnished to the Underwriter, at the request of the Company, its written opinion, addressed to the Underwriter and dated the Closing Date in form and substance reasonably satisfactory to the Underwriter.

(h) Opinion of Singapore Counsel to the Company. Opal Lawyers LLC, Singapore counsel to the Company, shall have furnished to the Underwriter, at the request of the Company, its written opinion, addressed to the Underwriter and dated the Closing Date in form and substance reasonably satisfactory to the Underwriter.

(i) Opinion of Counsel to the Selling Shareholder. At the request of the applicable Selling Shareholder [●], shall have furnished to the Underwriter, its written opinion, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(j) Opinion and Negative Assurance Letter of Counsel to the Underwriter. Nelson Mullins Riley & Scarborough LLP, counsel to the Underwriter, shall have furnished to the Underwriter its (i) written opinion, addressed to the Underwriter and dated the Closing Date with respect to such matters, if any, as the Underwriter may reasonably request and (ii) negative assurance letter, addressed to the Underwriter and dated the Closing Date, and the Company and the Selling Shareholder shall have furnished to such counsel such documents and information as such counsel may reasonably request to enable them to pass on such matters.

(k) Officers’ Certificates. The Underwriter shall have received on and as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and each Issuer Free Writing Prospectus, and the representations set forth in Sections 1(a)(ii), 1(b), 1(c)(i), 1(d)(i), 1(e)(i) and 1(h) hereof are true and correct on and as of the Closing Date; (ii) to the effect set forth in clause (i) of Section 1(k) and Section 8(a) hereof; and (iii) confirming that all of the other representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date and that the Company has complied with all agreements and covenants and satisfied all other conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(l) Selling Shareholder’s Certificates. The Underwriter shall have received on and as of the Closing Date certificates of the Selling Shareholder, executed by the Selling Shareholder (if an individual) or a director or executive officer of such Selling Shareholder (if an entity), satisfactory to the Underwriter, in each case, confirming that (i) such Selling Shareholder (or director or officer thereof) has carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and each Issuer Free Writing Prospectus, and the representations set forth in Section 2 hereof are true and correct on and as of the Closing Date and (ii) all of the other representations and warranties of such Selling Shareholder in this Agreement are true and correct on and as of the Closing Date, and that such Selling Shareholder has complied with all agreements and covenants and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(m) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance, sale or delivery of the Company Firm Shares by the Company or the sale and delivery of the Selling Shareholder Firm Shares by the Selling Shareholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance, sale or delivery of the Company Firm Shares or the Selling Shareholder Firm Shares.

(n) Good Standing. The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing (or the applicable equivalent thereof in the Cayman Islands or Singapore) of the Company and each of the Company’s subsidiaries in their respective jurisdictions of incorporation or organization and their good standing in such other jurisdictions as the Underwriter may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions.

(o) Lock-Up Agreements. The lock-up agreements, in the form of Exhibit A hereto (the “Lock-Up Agreements”), executed by the officers, directors and equity holders of the Company listed on Schedule III hereto, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

(p) Tax Forms. On the Closing Date, the Selling Shareholder shall have delivered its properly completed and executed Tax Form to the Underwriter in accordance with Section 5(b) hereof.

(q) Exchange Listing. On the Closing Date, the Shares shall have been approved for listing on the Exchange, subject to notice of issuance.

(r) Additional Documents. On or prior to the Closing Date, the Underwriter and its counsel shall have received such information, certificates and other additional documents from the Company and the Selling Shareholder as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to counsel for the Underwriter.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriter hereunder may be terminated by the Underwriter by notice to the Company and the Selling Shareholder at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that the Company and the Selling Shareholder shall continue to be liable for the payment of expenses under Section 7 and Section 12 hereof and except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive any such termination.

9. Indemnification.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless (to the fullest extent permitted by applicable law) the Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto, including the Rule 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the rules and regulations of the Commission under the Securities Act, if applicable), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus or any Road Show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriter by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity provided by the Company pursuant to Section 9(a) hereof; provided, however, that such Selling Shareholder shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus or any Road Show in reliance upon, and in conformity with, the Selling Shareholder Information relating to such Selling Shareholder.

The aggregate liability of the Selling Shareholder under this Section 9(b) and Section 10 hereof shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by such Selling Shareholder under this Agreement.

The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c) Indemnification of the Company and the Selling Shareholder by the Underwriter. The Underwriter agrees to indemnify and hold harmless (i) the Company, its directors, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 9(a) hereof; provided, however, that the Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus or any Road Show in reliance upon, and in conformity with, the Underwriter Information, it being understood and agreed upon that the only such Underwriter Information on behalf of the Underwriter consists of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus, (ii) the table listing the names of the Underwriters and the allocation of shares between the Underwriters in the “Underwriting” section in the Pricing Prospectus and Prospectus, (iii) the sub-sections titled “Electronic Distribution” and “Price Stabilization, Short Positions and Penalty Bids” in each case under the caption “Underwriting” in the Pricing Prospectus and Prospectus and (iv) the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the Final Prospectus (collectively, the “Underwriter Information”). The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that the Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of the preceding subsections of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under any of the preceding subsections of this Section 9 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under any of the preceding subsections of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for (i) the Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Underwriter; (ii) the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company; and (iii) any Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by such Selling Shareholder’s attorneys-in-fact or any one of them.

(e) Settlements. The Indemnifying Person under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any reasonably incurred and documented fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request, or shall not have disputed in good faith the Indemnified Person’s entitlement to such reimbursement, prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 30 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent may not be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person.

10. Contribution. To the extent the indemnification provided for in Section 9 hereof is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Shares. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9 hereof, all reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9 hereof for purposes of indemnification.

The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriter in connection with the Shares distributed by it exceeds the amount of any damages the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each director, officer, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company, and each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Selling Shareholder.

The remedies provided for in Section 9 and Section 10 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11. Termination.

(a) Prior to the delivery of and payment for the Shares on the Closing Date, this Agreement may be terminated by the Underwriter at its reasonable discretion by notice given to the Company and the Selling Shareholder if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in the over-the-counter market; (ii) trading in securities generally on any of the New York Stock Exchange, the Nasdaq Capital Market, Singapore Exchange, Cayman Islands Stock Exchange or the over-the-counter market shall have been suspended or materially limited; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal or New York state authorities or the authorities of Singapore or the Cayman Islands; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or Asia; (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in general economic, financial or political conditions in the United States or internationally, as in the reasonable judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (vi) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company and its subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured.

(b) Any termination pursuant to this Section 11 shall be without liability on the part of: (x) the Company or the Selling Shareholder to the Underwriter, except that the Company and the Selling Shareholder shall continue to be obligated to reimburse the Underwriter for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $150,000 in the aggregate under Section 7 hereof and Section 12 hereof; (y) the Underwriter to the Company or the Selling Shareholder; or (z) any party hereto to any other party except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive any such termination.

12. Reimbursement of the Underwriter’s Expenses. If (a) the Company or the Selling Shareholder fails to deliver the Shares to the Underwriter for any reason at the Closing Date in accordance with this Agreement or (b) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, then (i) the Company and the Selling Shareholder agree, jointly and severally, to reimburse the Underwriter for all reasonable out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel to the Underwriter) incurred by the Underwriter in connection with this Agreement and the applicable offering contemplated hereby, less amounts previously received by the Underwriter from the Company as an advance for reimbursable out-of-pocket accountable expenses, and (ii) any amounts previously received by the Underwriter as an advance for reimbursable out-of-pocket accountable expenses will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

The provisions of this Section 12 shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

13. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the Underwriter set forth in or made pursuant to this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, the Selling Shareholder or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

14. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by facsimile (with confirmation of transmission) or email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14):

If to the Underwriter:	Bancroft Capital, LLC 501 Office Center Drive, Suite 130 Fort Washington, PA 19034 Email Address: jdiamond@bancroft4vets.com Attention: Jason Diamond

with a copy to:	Nelson Mullins Riley & Scarborough LLP 301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 Email Address: david.mannheim@nelsonmullins.com Attention: W. David Mannheim, Esq.

If to the Company:	Vistek Limited 9 Woodlands Close #08-11 Singapore 737856 Email Address: ho@vistek.com.sg Attention: Teck Hong Ho

with a copy to:	Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Email Address: wsr@orllp.legal Attention: William Rosenstadt, Esq.

If to the Selling Shareholder	Vistek Alliance Limited, [____________]

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others in accordance with this Section 14.

15. Successors. This Agreement shall inure solely to the benefit of and be binding upon the Underwriter, the Company, the Selling Shareholder and the other indemnified parties referred to in Section 9 and Section 10 hereof, and in each case their respective successors. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Shares from the Underwriter merely by reason of such purchase.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed exclusively by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (including its statute of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

18. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

19. Judgment Currency. The Company agrees to indemnify the Underwriter against any loss incurred by the Underwriter as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of each judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20. Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

21. No Fiduciary Relationship. The Company and the Selling Shareholder acknowledge and agree that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder or their respective Affiliates, shareholders, members, partners, creditors or employees or any other party; (iii) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and/or the Selling Shareholder, and the Underwriter has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby, and the Company and the Selling Shareholder have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Selling Shareholder waive and release, to the full extent permitted by applicable law, any claims they may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares or any matters leading up to the offering of the Shares.

22. Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

23. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Selling Shareholder and the Underwriter with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus and each Road Show, the purchase and sale of the Shares and the conduct of the offering contemplated hereby.

24. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy, power or privilege.

25. Section Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

26. Counterparts. This Agreement may be executed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

[signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Vistek Limited

By:
Name:	Teck Hong Ho
Title:	Chief Executive Officer

Vistek Alliance Limited

By:
Name:
Title:

Diamond Stream Group Limited

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

Bancroft Capital, LLC

By:
Name:	Jason Diamond
Title:	Head of Investment Banking

 SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares to Be Purchased

Bancroft Capital, LLC	[●]
[●]

Total:	[●]

Schedule II

Selling Shareholder

Selling Shareholder	Number of Firm Shares to Be Sold

Vistek Alliance Limited	[●]

Total:	[●]

Schedule III

List of Individuals and Entities Executing Lock-Up Agreements

Mr. Teck Hong Ho

Mr. Jer Neng Teo, Vivian

Ms. Chin Fun Wang

Mr. Kian San Lum

Ms. Siew Khim Ng

Mr. Kok Chuah Tan

Vistek Alliance

Schedule IV

Pricing Disclosure Package

Pricing Information

Company Firm Shares:	[●]

Selling Shareholder Firm Shares:	[●]

Price to the public:	$[●] per Firm Share

Price to the Underwriter:	$[●] per Firm Share

Schedule V

Referred Investors

Schedule VI

Tail Investors

Exhibit A

Form of Lock-Up Agreement

Exhibit B

Form of Lock-Up Waiver

Exhibit C

Form of Lock-Up Waiver Press Release